UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

MAY 12, 2003

Date of Report (Date of earliest event reported) (Amending Current Report dated March 4, 2003)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida (State or Other Jurisdiction of Incorporation)	65-0510339 (I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida (Address of principal executive offices)	33309 (Zip Code)

(954) 958-3900 (Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
Consent of Ernst & Young LLP

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     On March 4, 2003, CyberGuard Corporation, a Florida corporation (“Company”), completed the acquisition of certain assets of NetOctave, Inc., a Delaware corporation (“NetOctave”), pursuant to an Asset Purchase Agreement dated January 22, 2003 (“Agreement”).

     The consideration to NetOctave was approximately $1.5 million in cash and stock. The $1.5 million consideration consisted of: (a) cash of $300,000, (b) a contingent payment of up to $450,000 if the Company sells certain specified NetOctave products following the date of the Agreement, and (c) 107,419 shares of the Company’s Common Stock valued at $750,000 (based upon the average closing price of the Common Stock over a ten-day period prior to the date of the Agreement). NetOctave was granted certain registration rights pertaining to the Common Stock it received in the transaction. The purchase price was determined through arms-length negotiations between representatives of the Company and NetOctave. The Company’s general corporate funds were the source of the funds used to fund the cash portion of the purchase price.

     NetOctave is a manufacturer of security processors and accelerator boards and cards for the secure sockets layer (“SSL”) and Internet protocol security (“IPSec”) markets. CyberGuard acquired from NetOctave, among other things, certain intellectual property, personal property, inventory, supplies and accounts receivable.

     The foregoing description is qualified in its entirety by the full text of the Agreement, which was incorporated as Exhibit 2.1 into a Form 8-K filed on March 13, 2003.

(a)	Financial Statements of Businesses Acquired.

(b)	Pro Forma Financial Information.

(c)	Exhibits.

Exhibit
No.	Descriptions

23.1	Consent of Ernst & Young, LLP, Independent Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ MIKE MATTE

Mike Matte Chief Financial Officer

Date: May 12, 2003

FINANCIAL STATEMENTS

NetOctave, Inc.
(A Development Stage Company)

Years ended December 31, 2002 and 2001 with Report of Independent Auditors

NetOctave, Inc.
(A Development Stage Company)

Audited Financial Statements

Years ended December 31, 2002 and 2001

Report of Independent Auditors

The Board of Directors
NetOctave, Inc.

We have audited the accompanying balance sheets of NetOctave, Inc. (a development stage company) as of December 31, 2002 and 2001, and the related statements of operations, shareholders’ deficit, and cash flows for each of the years then ended and for the period from July 7, 2000 (inception) to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetOctave, Inc. (a development stage company) at December 31, 2002 and 2001, and the results of its operations and its cash flows for years then ended and for the period from July 7, 2000 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that NetOctave, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred operating losses and requires additional capital to continue operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/Ernst & Young

February 21, 2003

NetOctave, Inc.

(A Development Stage Company)

Balance Sheets

(In Thousands, except per share amounts)

	December 31
	2002	2001

Assets
Current assets:
Cash and cash equivalents	$836	$2,289
Trade accounts receivable	126	—
Accounts receivable other	90	—
Escrow receivable	300	—
Inventory	137	8
Prepaid expenses and other	29	196

Total current assets	1,518	2,493
Furniture and equipment:
Computers and office equipment	889	876
Furniture, fixtures and equipment	6	255
Software	184	1,800

	1,079	2,931
Accumulated depreciation	(787)	(1,076)

Total furniture and equipment, net	292	1,855
Other assets:
Patents costs, net of accumulated amortization of $8 and $4 at December 31, 2002 and 2001 respectively	82	120
Deposits	21	36

Total assets	$1,913	$4,504

	December 31
	2002	2001

Liabilities, redeemable preferred stock and shareholders’ deficit
Current liabilities:
Trade accounts payable	$1,364	$1,443
Accrued expenses	110	335
Deferred revenue	9	—
Notes payable to shareholders	4,500	—

Total current liabilities	5,983	1,778
Redeemable preferred stock
Redeemable, Convertible Series A Preferred Stock, $0.001 par value; 14,181,818 shares authorized, 14,125,714 outstanding at December 31, 2002 and 2001(aggregate liquidation preference of $15,600,124 at December 31, 2002)	16,219	15,886
Redeemable, Convertible Series B Preferred Stock, $0.001 par value; 27,818,182 shares authorized 11,389,522 issued and outstanding at December 31, 2002 (aggregate liquidation preference of $5,000,000 at December 31, 2002)	5,069	—
Shareholders’ deficit
Common stock, $0.001 par value; 60,000,000 shares authorized, 5,574,953 and 5,559,105 shares issued and outstanding at December 31, 2002 and 2001, respectively	6	6
Senior preferred stock, $0.001 par value, 7,500 shares authorized, none issued	—	—
Beneficial conversion feature – Series A Preferred	(2,601)	—
Additional paid-in-capital	4,835	1,342
Deficit accumulated during development stage	(27,598)	(14,508)

Total shareholders’ deficit	(25,358)	(13,160)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$1,913	$4,504

See accompanying notes.

NetOctave, Inc.

(A Development Stage Company)

Statements of Operations

(In Thousands)

			Period from
			July 7, 2000
			(inception) to
	Year ended December 31,		December 31,
	2002	2001	2002

Revenue	$389	$—	$389
Operating expenses:
Cost of materials sold	191	—	191
Research and development	6,928	9,263	17,416
Sales and marketing	1,158	2,068	3,354
General and administrative	1,168	1,585	3,034
Impairment of fixed assets	690	—	690

Total operating expenses	10,135	12,916	24,685
Interest income	(40)	(274)	(392)
Interest expense	3,791	—	3,791
Net gain on disposal of assets	(1,747)	—	(1,747)

Net loss	$(11,750)	$(12,642)	$(25,948)

See accompanying notes.

NetOctave, Inc.

(A Development Stage Company)

Statements of Redeemable Preferred Stock and Shareholders’ Equity (Deficit)

(In Thousands)

		Redeemable		Redeemable
		Convertible Series A		Convertible Series B
		Preferred Stock		Preferred Stock		Common Stock
	Date of
	Transaction	Shares	Amount	Shares	Amount	Shares	Amount

Balance at July 7, 2000 (inception)		—	$—	—	$—	5,000	$5
Issuance of redeemable preferred stock	October 2000	7,543	6,001	—	—	—	—
Accretion of redeemable preferred stock		—	30	—	—	—	—
Net loss		—	—	—	—	—	—

Balance at December 31, 2000		7,543	6,031	—	—	5,000	5
Issuance of redeemable preferred stock	March 2001	6,583	9,575	—	—	—	—
Issuance of common stock		—	—	—	—	559	1
Accretion of redeemable preferred stock		—	280	—	—	—	—
Issuance of common stock warrants		—	—	—	—	—	—
Net loss		—	—	—	—	—	—

Balance at December 31, 2001		14,126	15,886	—	—	5,559	6
Issuance of redeemable preferred stock	January 2002	—	—	11,390	4,952	—	—
Issuance of common stock		—	—	—	—	16	—
Beneficial conversion feature due to change in Series A conversion price		—	—	—	—	—	—
Accretion of redeemable preferred stock		—	333	—	117	—	—
Net loss		—	—	—	—	—	—

Balance at December 31, 2002		14,126	$16,219	11,390	$5,069	5,575	$6

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Deficit
		Beneficial	Accumulated	Total
	Additional	Conversion	During	Shareholders’
	Paid-In	Feature for	Development	Equity
	Capital	Series A Preferred	Stage	Deficit

Balance at July 7, 2000 (inception)	$1,250	$—	$—	$1,255
Issuance of redeemable preferred stock	—	—	—	—
Accretion of redeemable preferred stock	—	—	(30)	(30)
Net loss	—	—	(1,556)	(1,556)

Balance at December 31, 2000	1,250	—	(1,586)	(331)
Issuance of redeemable preferred stock	—	—	—	—
Issuance of common stock	81	—	—	82
Accretion of redeemable preferred stock	—	—	(280)	(280)
Issuance of common stock warrants	11	—	—	11
Net loss	—	—	(12,642)	(12,642)

Balance at December 31, 2001	1,342	—	(14,508)	(13,160)
Issuance of redeemable preferred stock	—	—	—	—
Issuance of common stock	2	—	—	2
Beneficial conversion feature due to change in Series A conversion price	3,491	(2,601))	(890)	—
Accretion of redeemable preferred stock	—	—	(450)	(450)
Net loss	—	—	(11,750)	(11,750)

Balance at December 31, 2002	$4,835	$(2,601)	$(27,598)	$(25,358)

See accompanying notes.

NetOctave, Inc.

(A Development Stage Company)

Statements of Cash Flows

(In Thousands)

			Period from
			July 7, 2000
			(inception) to
	Year ended December 31,		December 31,
	2002	2001	2002

Operating activities
Net loss	$(11,750)	$(12,642)	$(25,948)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	875	754	1,738
Warrants issued for services	—	11	11
Gain on disposal of assets	(1,747)	8	(1,739)
Non-cash interest expense	3,750	—	3750
Impairment of fixed assets	690	—	690
Changes in operating assets and liabilities:
Trade receivable	(126)	—	(126)
Accounts receivable, other	(90)	—	(90)
Escrow receivable	(300)	—	(300)
Inventory	(129)	(8)	(137)
Prepaid expenses and other	81	45	162
Deposits	15	(15)	(21)
Accounts payable	(79)	1,264	1,364
Accrued expenses	(225)	204	110
Deferred revenue	9	—	9

Net cash used in operating activities	(9,026)	(10,379)	(20,527)
Investing activities
Increase in patent costs	(33)	(124)	(157)
Purchases of furniture and equipment	(136)	(1,999)	(2,383)
Net proceeds from sale of assets	2,038	—	2,038

Net cash provided by (used in) investing activities	1,869	(2,123)	(502)

NetOctave, Inc.

(A Development Stage Company)

Statements of Cash Flows (continued)

			Period from
			July 7, 2000
			(inception) to
	Year ended December 31,		December 31,
	2002	2001	2002

Financing activities
Net proceeds from issuance of common stock	$2	$82	$643
Net proceeds from issuance of preferred stock	4,952	9,575	20,528
Net proceeds from debt issuance	750	—	750
Principal payments on capital leases	—	(56)	(56)

Net cash provided by financing activities	5,704	9,601	21,865

Net (decrease) increase in cash and cash equivalents	(1,453)	(2,901)	836
Cash and cash equivalents at beginning of period	2,289	5,190	—

Cash and cash equivalents at end of period	$836	$2,289	$836

Supplemental schedule of non-cash investment and financing activities
Accretion of redeemable preferred stock	$450	$280	$722

Assets acquired in exchange for common stock	$—	$—	$696

See accompanying notes.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements

December 31, 2002

1. Significant Accounting Policies

History and Nature of the Business

NetOctave, Inc. (a development stage company) (the “Company”), a Delaware Corporation, was formed on July 7, 2000 (inception) from the exchange of 5,000,000 shares of its common stock for certain assets and liabilities of Celotek Corporation. The Company is a developer of silicon-based network security solutions that provides scalable, turnkey security for OEM customers. NetOctave’s OEM solutions enable networking systems companies to meet their customers’ growing need for wire-speed IPSec and SSL security protocol implementations.

NetOctave’s IPSec network security processors, software and reference designs allow for integration into high-end routers, switches, stand-alone VPNs, remote access equipment and service provider aggregation systems. The Company’s SSL solutions are designed for integration into web servers, load balancers and e-commerce acceleration systems.

Since inception, the Company has been primarily engaged in organizational activities, including designing and developing its security solutions product, recruiting personnel, establishing office facilities, raising capital and developing a marketing plan. Accordingly, the Company is classified as a development stage company. Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, increasing its customer base, implementing and successfully executing its business and marketing strategy and hiring and retaining qualified personnel. Negative developments in any of these conditions could have a material adverse effect on the Company’s business, financial condition and results of operations.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Basis of Presentation and Financing Activities

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the year ended December 31, 2002, the Company has incurred a net loss of $11,750,000, has an accumulated deficit of $27,598,000, and has experienced negative cash flows from operations since inception. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements presented herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as required, and ultimately to attain profitability. In September 2002, the Company consummated a sale of certain of its assets to an hi/fn Inc. In January 2003, the Company executed a definitive agreement to sell its remaining operating assets to Cyberguard upon the completion of certain requirements; however, there is no assurance that this transaction will be consummated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories consist of finished goods and are stated at lower of cost or market with cost being determined using the first in, first out (“FIFO”).

Patent Costs

Patents are recorded at cost and amortized on a straight-line basis over their estimated useful lives, generally 17 years.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Credit Risk, Significant Customers, and Concentrations

Financial instruments that potentially subject the Company to credit risk consist principally of accounts receivable and cash investments. The Company provides an allowance for doubtful accounts provision equal to the estimated losses expected to be incurred in the collection of accounts receivable. There was no allowance provided at December 31, 2002.

Cash and cash equivalents are deposited with high quality financial institutions, which invest primarily in highly rated commercial paper and certificates of deposit guaranteed by banks which are members of the FDIC. Deposits held at banks may at times exceed the amount of insurance provided. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

The Company relies on a limited number of hardware manufacturers. The inability of any supplier or manufacturer to fulfill supply requirements of the Company could materially impact future operating results.

As of December 31, 2002, 4 customers accounted for 78% of the annual revenues and 2 customers accounted for 89% of trade accounts receivable. The Company had no trade accounts receivable or revenues at December 31, 2001.

Revenue Recognition

The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, fee is fixed or determinable, and collectibility is probable. The Company accrues for warranty costs based on its best estimate of expected experience.

Certain of the Company’s product sales are made to customers under agreements allowing for right of return. Accordingly, the Company defers recognition of revenue on such sales until the right of return period expires and the goods are accepted by the customer.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Furniture and Equipment

Furniture and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Computers and office equipment	3 years
Furniture, fixtures and equipment	5 years
Software	1-3 years

Amortization of capital leased assets is computed using the straight-line method over the shorter of the estimated economic life of the asset or the term of the lease. Amortization of capital leases is included in depreciation expense.

Expenditures for repairs and maintenance are charged to expense as incurred.

Research and Development Costs

Research and development costs are expensed to operations when incurred.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, other receivables, debt and accrued liabilities approximate fair value because of their short maturities.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, no compensation expense is recognized for stock or stock options and other equity instruments granted or issued to employees at exercise prices equal to or exceeding the fair value of the stock on the date of grant. Equity instruments issued to consultants and others who are not employees or directors are accounted for in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). For Companies that continue to account for stock-based compensation arrangements under APB 25, SFAS 123 requires disclosure of the pro forma effect on net income (loss) as if the fair value-based method prescribed by SFAS 123 had been applied. The Company has adopted the pro forma disclosure requirements of SFAS 123.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets pursuant to SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets.” The Company evaluates its furniture, equipment, and software for impairment and assesses their recoverability based upon anticipated future cash flows. If changes in circumstances lead Company management to believe that any of its long-lived assets may be impaired, the Company will (a) evaluate the extent to which the remaining book value of the asset is recoverable by comparing the future undiscounted cash flows estimated to be associated with the asset to the asset’s carrying amount and (b) write-down the carrying amount to market value or discounted cash flow to the extent necessary. At December 31, 2002, the Company recorded an impairment charge of $690,000 (see Note 10).

Reclassifications

Certain reclassifications were made to the 2001 financial statements to conform with 2002 presentation. These reclassifications had no effect on shareholders’ deficit as previously reported.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (“Issue 94-3”). SFAS 146 addresses the accounting and reporting for costs associated with exit or disposal activities resulting from entities increasingly engaging in exit and disposal activities where certain costs associated with those activities were recognized as liabilities at a plan (commitment) date under Issue 94-3 but did not meet the definition of a liability in FASB Concepts Statement No. 6, “Elements of Financial Statements.” The standard is effective for the Company beginning January 1, 2003. The Company does not expect the adoption of SFAS 146 to have a material impact their results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure”, (“SFAS 148”). SFAS 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”), to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure provisions of SFAS 123 to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS 148 does not amend SFAS 123 to require companies to account for their employee stock-based awards using the fair value method. However, the disclosure provisions are required for all companies with stock-based employee compensation, regardless of whether they utilize the fair method of accounting described in SFAS 123 or the intrinsic value method described in APB Opinion No. 25, Accounting for Stock Issued to Employees.

SFAS 148’s amendment of the transition and annual disclosure provisions of SFAS 123 are effective for fiscal years ending after December 15, 2002, with earlier application permitted for entities with fiscal years ending prior to December 15, 2002, provided that financial statements for the 2002 fiscal year were not issued prior to the issuance of Statement 148 (December 31, 2002). The adoption of SFAS 148 did not have an impact on the Company’s results of operations or financial position.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Redeemable Preferred Stock and Shareholders’ Deficit

Capital Structure

At December 31, 2002, the Company had authorized 60,000,000 shares of common stock and 42,000,000 shares of preferred stock of which 14,125,174 shares are designated as Redeemable, Convertible Series A Preferred Stock (“Series A Preferred Stock”) and 27,818,182 are designated as Redeemable Convertible Series B Preferred Stock (“Series B Preferred Stock”).

On August 27, 2002, the Company authorized the creation of a new series of senior preferred stock (“Senior Preferred Stock”) that will rank senior and prior in right to the Series A and B Preferred Stock and Common Stock. At December 31, 2002, the Company had authorized 7,500 shares of Senior Preferred Stock with no shares outstanding.

Redeemable Convertible Series A and B Preferred Stock

Redemption - The holders of a majority of the outstanding shares of Series A and B Preferred Stock, voting together as a single group on an as-converted basis, can request on or after September 30, 2005, that their shares of Series A and B Preferred Stock be redeemed at a price for each share equal to 110% of the original purchase price for such shares plus all declared but unpaid dividends. Accretion of the Series A Preferred Stock to the redemption amount was $333,000 and $280,000 for the years ended December 31, 2002 and 2001, respectively, and $643,000 for the period from July 7, 2000 (inception) to December 31, 2002. Accretion of the Series B Preferred Stock to the redemption amount was $117,000 for the year ended December 31, 2002 and for the period from July 7, 2000 (inception) to December 31, 2002 . There was no Series B Preferred Stock outstanding at December 31, 2001.

Conversion - Holders of Series A and B Preferred Stock have the right, at any time, to convert into such number of shares of Common Stock as is determined by dividing the Series A and B Preferred Stock original price, plus an amount equal to all declared but unpaid dividends thereon, by the conversion price in effect at the time of conversion. The Series A Preferred Stock conversion prices range from $1.15 to $.69 per share at December 31, 2002. The Series B Preferred Stock conversion price was $0.4390 at December 31, 2002.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Redeemable Preferred Stock and Shareholders’ Deficit (continued)

The preferred stock conversion price will be adjusted in the event of the Company’s issuing any shares of common stock (or instruments convertible into common stock) without consideration or for consideration per share less than the conversion price of any series of preferred stock in effect immediately prior to the time of such issue or sale.

The Series A Preferred contains certain antidilution provisions. Due to the issuance of the Series B Redeemable Convertible Preferred Stock at a price below the original price of Series A Preferred, the conversion price of Series A Preferred was adjusted. Due to the fact that the Series A Preferred stockholders are now entitled to additional shares of common stock upon conversion, a beneficial conversion feature exists. In accordance with EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” management estimated the intrinsic value of this feature based on the fair value of the stock as of the original issuance date, resulting in a value of approximately $3,491,000. The value is being accreted through September 2005, the redemption date of the Series A Preferred. The Company recorded accretion of the beneficial conversion feature of approximately $890,000 during 2002.

Each share of Series A and B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable conversion price upon the closing of the sale of the Company’s Common Stock in an underwritten public offering at a price of at least $7.30 per share, resulting in net proceeds to the Company of at least $30 million.

Voting - Each holder of Series A and B Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the Series A and B Preferred Stock is convertible.

Dividends – The holders of the Series A and B Preferred Stock shall be entitled to receive in any fiscal year, when and if declared by the Board of Directors, out of the funds legally available thereon, non-cumulative dividends at a rate of 8% of the initial Series A and B Preferred Price per share, payable in preference and priority to any payment of any dividend on Common Stock. The Company may not declare or pay any dividends on shares of Common Stock unless equivalent dividends are declared and paid on the Series A and B Preferred Stock.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Redeemable Preferred Stock and Shareholders’ Deficit (continued)

Liquidation - Upon liquidation, dissolution, or winding up of the Company, holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets to holders of Common Stock, an amount ranging from $1.4583 to $0.7955 per share for Series A and $0.4390 per share for Series B (as adjusted for any combinations, consolidations, stock distributions, or stock dividends) plus all or any accrued but unpaid dividends. If the assets and funds of the Corporation are insufficient to pay the holders of Series A and B Preferred Stock the full amount, assets and funds shall be distributed ratably among the holders of the Series A and B Preferred Stock based upon number of shares held.

Right of First Participation - Each holder of Series A and B Preferred Stock is granted the right of participation to purchase up to its share of all new securities (excluding securities issued for conversion of Series A and B Preferred Stock, securities issued pursuant to the acquisition of another corporation, and shares issued pursuant to the Management Option Pool) which the Company may propose to sell or issue. This right expires upon the closing of a Qualified Public Offering.

Senior Preferred Stock

Rank – The Senior Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank senior and prior in right to the Series A Preferred Stock, Series B Preferred Stock and each class of Common Stock of the Company (collectively, “Junior Securities”), and any series of preferred stock hereafter created, except as may otherwise be consented by the holders of at least two thirds of the Senior Preferred Stock issued and outstanding.

Dividends – The holders of Senior Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for such purpose, dividends payable either in cash, in property or shares of capital stock.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Redeemable Preferred Stock and Shareholders’ Deficit (continued)

Liquidation - Upon liquidation, dissolution, or winding up of the Company, holders of the Senior Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of Junior Securities, an amount equal in cash or other consideration payable determined by dividing (i) thirty-three percent multiplied by the aggregate consideration payable in connection with such liquidation, dissolution or winding up of the Company and before reduction of such consideration for expenses incurred in connection with such liquidation, dissolution or winding up of the Company by (ii) 7,500 for each share of Senior Preferred Stock. After payments to the holders of Senior Preferred Stock, the holders of Senior Preferred Stock shall be entitled to no further participation in any distribution of assets by the Company.

Voting - Each holder of Senior Preferred Stock shall be entitled to vote on all matters submitted to the stockholders with each holder of Common Stock entitled to one vote for each share of Common Stock held and each holder of Senior Preferred Stock entitled to one vote for each share of Senior Preferred Stock held.

Warrants

On April 1, 2001, the Company issued warrants to purchase 163,551 shares of Common Stock in exchange for services with an exercise price of $0.29 per share. The purchase right shall become fully vested upon the earlier of (i) the completion by the Holder of twelve full calendar months of service pursuant to the certain Agreement for Contract Engineering Services or (ii) the date the Holder has invoiced the Company a total of $975,000 in cash fees pursuant to the services agreement. The warrants expire five years from the date of issuance. The fair value of the warrants earned was estimated using the provisions of SFAS No. 123. The Company expensed $11,040 for the value of these warrants during the year ended December 31, 2001.

At December 31, 2002, the Company also had 7,500 shares of Senior Preferred Stock warrants at an exercise price of $0.001 per share (see Note 3).

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

3. Notes Payable to Shareholders

In August 2002, the Company issued $750,000 in bridge notes (“Notes”) for cash proceeds of $750,000 to certain shareholders, which bear interest at 8% or a default rate of interest at 18%. The indebtedness represented by the Notes is secured by a first priority security interest in substantially all of the Company’s assets. Final payment of the Notes, which consists of the unpaid principal balance, accrued interest, and an amount equal to five hundred percent (500%) of the original principal amount of the Notes, was due on December 31, 2002 or immediately upon an event of default or other events as outlined in the agreement. Based upon the terms of the agreement, management believes the Company defaulted on the note agreement in September 2002 when it sold certain assets to hi/fn Inc., an unrelated entity (more fully described in Note 9 to the financial statements). The notes became due immediately upon the sale of these assets.

The 500% premium due under the note agreement totaled $3,750,000 and was recorded as interest expense in the Company’s Statement of Operations.

In connection with these Notes, the Company issued warrants to purchase 7,500 shares of Senior Preferred Stock of the Company at an exercise price of $0.001 per share. The warrants expire five years from the date of issuance and are exercisable immediately. The Company estimated the fair value of these warrants to be nominal at the date of issuance.

4. Stock Option Plan

In July 2000, the Company established a Stock Option Plan (the “Plan”) and authorized the issuance of options for up to 9,800,000 shares of common stock. The Company’s Board of Directors determines the terms of options granted. The Plan is intended to provide employees, directors, consultants and advisors with an equity interest in the Company as an incentive to contribute to the success of the Company and reward employees for outstanding performance. Awards may be made to participants in the form of incentive and nonqualified stock options. Eligible participants under the Plan include executive and key employees of the Company, directors, consultants and advisors. The vesting periods range from immediate vesting at issuance to four years or immediately upon a significant change in ownership as defined by the plan document. The exercise price for incentive stock options may not be less than 100% of the fair market value of the common stock on the date of grant and the maximum option term is 10 years (110% with respect to incentive stock options granted to optionees who are 10% or more stockholders of the Company).

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Stock Option Plan (continued)

A summary of the Company’s stock option activity and related information is as follows:

	Number	Weighted-
	of	Average
	Shares	Exercise Price

Balance at July 7, 2000 (inception)	—	$—
Granted	2,320,636	0.15
Exercised	—	—
Canceled	—	—

Balance at December 31, 2000	2,320,636	0.15
Granted	5,332,375	0.15
Exercised	(559,105)	0.15
Canceled	(504,063)	0.15

Balance at December 31, 2001	6,589,843	0.15
Granted	373,833	0.16
Exercised	(15,848)	0.15
Canceled	(4,310,455)	0.15

Balance at December 31, 2002	2,637,373	$0.16

Options granted in 2002 to employees were issued at an exercise price of $0.15. The Company also granted options to certain manufacturing representatives at an exercise price of $0.29. The weighted average remaining contractual life and weighted average grant date fair value was 8.0 years and $0.15 at December 31, 2002, respectively. At December 31, 2002, options to purchase 1,231,893 shares of common stock were exercisable.

Pro forma information regarding net loss is required by SFAS 123 to be determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions: risk-free interest rate between 4.26% and 4.69%; dividend yield of 0%; and an expected life of the options of 5 years.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Stock Option Plan (continued)

For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options vesting period. The compensation cost for the Company’s stock option grants, based on the estimated fair value at the date of grant determined in accordance with the provisions of SFAS 123, would not materially change the reported net loss.

5. Capital Stock Reserved for Future Issuance

At December 31, 2002, the Company had reserved a total of 37,821,895 of its authorized 60,000,000 shares of common stock for future issuance as follows:

For conversion of Series A Preferred	17,043,775
For conversion of Series B Preferred	11,389,522
Outstanding stock options	2,637,373
Possible future issuance under stock option plans	6,587,674
Common stock warrants	163,551

37,821,895

6. Employee Savings Plan

On October 6, 2000, the Company adopted a 401(k) Plan and Trust. The Plan covers substantially all full-time employees. The Company does not make contributions to the Plan. This Plan was terminated in November 2002.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

7. Income Taxes

The Company had no income tax expense for the years ended December 31, 2002 and 2001 due to losses. At December 31, 2002 and 2001, the Company has federal and state net operating loss carryforwards of approximately $25,149,000 and $13,953,000, respectively, that begin to expire in the years 2020 and 2015 for federal and state tax purposes, respectively. Deferred tax assets of $10,548,000 and $6,116,000, relating primarily to differences between book and tax treatment of net operating losses, research and development credits and depreciation expense, were fully reserved as of December 31, 2002 and 2001 due to uncertainty of future realization. The Tax Reform Act of 1986 contains provisions that limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests.

8. Leases

The Company leases certain office facilities and equipment under various non-cancelable operating leases. The Company has $21,000 in future minimum lease commitments under operating leases that have initial or remaining non-cancelable lease terms through December 31, 2003.

Total rent expense was approximately $207,000, $212,200 and $467,100 for the years ended December 31, 2002 and 2001 and for the period from July 7, 2000 (inception) to December 31, 2002, respectively.

9. Gain on Disposal of Assets

On September 27, 2002, the Company completed the sale of certain of its assets related to its to hi/fn, Inc., an unrelated entity, for $2,000,000 in cash (including $300,000 which will be held in escrow to be fully released within one year of purchase). As a result of this sale, the Company recognized a gain on the sale of assets of $1,800,000. NetOctave assigned or licensed to hi/fn, Inc., all technology related to the 3200 and 4100 development projects. This included various patents, trademarks and internally developed software code. In conjunction with the transaction, hi/fn, Inc. hired certain NetOctave employees.

NetOctave, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

10. Impairment of Fixed Assets

The Company recorded an impairment charge of $690,000 under the provisions of SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”. The impairment charge related to software, which had no future value. Accordingly, the entire carrying value of the software was written off at December 31, 2002.

11. Subsequent Events

On January 23, 2003, the Company executed an Asset Purchase Agreement with Cyberguard Inc. to sell certain assets of the Company. The transaction is intended to be consummated upon fulfillment of certain conditions as outlined in the purchase agreement. Under the terms of the agreement, Cyberguard, Inc. intends to purchase certain tangible assets except cash, certain trade accounts receivable, other receivables, certain software, escrow receivable, corporate records, accounting records and deposits. NetOctave is further assigning its remaining intellectual property to Cyberguard, Inc. In consideration, Net Octave will receive $300,000 in cash and $750,000 in Cyberguard, Inc. stock at Closing. Under the terms of the agreement, $200,000 of the stock will be held in a Purchase Escrow for six months and is subject to certain representations and warranties as outlined in the purchase agreement. Net Octave is to be paid $.0375 for each $1 of revenue that is generated by the shipment of Net Octave products for a period of one year. The maximum earn out is $450,000.

Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma condensed financial statements give effect to the acquisition of certain assets of NetOctave, Inc. (“NetOctave”) by Cyberguard Corporation (“Cyberguard). The acquisition was completed on March 4, 2003 and was pursuant to an Asset Purchase Agreement dated January 22, 2003. The acquisition has been accounted for using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, “Business Combinations.” Under this method of accounting, Cyberguard allocated the purchase price to the fair value of the assets acquired, including identified intangible assets. The allocation was based on management’s estimates which included an independent third party valuation. The unaudited pro forma combined condensed financial statements are based on historical financial statements and the accompanying notes of Cyberguard and the historical financial statements and the accompanying notes of NetOctave which are included elsewhere in this filing. As the Company only acquired certain assets from one division of NetOctave, Inc., the proforma amounts include only those assets acquired and the operating results of the division. A reconciliation of the one division to the total financial results of NetOctave, Inc. is included at note 4. The unaudited pro forma combined condensed balance sheet assumes the acquisition took place on December 31, 2002. The unaudited pro forma combined condensed statement of operations assumes the acquisition took place on the first day of the applicable period. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operational results or of the financial position that would have occurred if the asset acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the acquisition.

Cyberguard Corporation and Subsidiaries
Unaudited Pro Forma Combined Condensed Balance Sheet
As of December 31, 2002
(Amounts in thousands)
(Unaudited)

		(a)
	Cyberguard	Acquired	(b)
	Corporation	Assets of	Pro Forma
	and Subsidiaries	NetOctave	Adjustments	Combined

ASSETS
Cash and cash equivalents	8,931	—	(300)	8,631
Restricted cash	75	—	—	75
Accounts receivable, net	6,487	43	—	6,530
Other receivables	—	30	—	30
Inventories, net	147	129	—	276
Other current assets	1,174	—	—	1,174

Total current assets	16,814	202	(300)	16,716
Property and equipment, net	1,338	282	—	1,620
Capitalized software, net	246	—	—	246
Intangible assets	—	74	1,010	1,084
Other assets	80	—	—	80

Total assets	18,478	558	710	19,746

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note payable	96	—	—	96
Accounts payable	887	—	68	955
Deferred revenue	4,677	—	—	4,677
Accrued expenses and other liabilities	2,501	—	450	2,951

Total liabilities	8,161	—	518	8,679
Commitments and contingencies	—	—	—	—
Shareholders’ equity
Preferred stock	—	—	—	—
Common stock	197	—	1	198
Additional paid in capital	89,662	—	749	90,411
Accumulated deficit	(79,635)	—	—	(79,635)
Accumulated other comprehensive income	93	—	—	93

Total shareholders’ equity	10,317	—	750	11,067

Total liabilities and shareholders’ equity	18,478	—	1,268	19,746

Cyberguard Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the twelve months ended June 30, 2002
(Amounts in thousands, except per share data)
(Unaudited)

	Year ended June 30, 2002

	Cyberguard	NetOctave, Inc.	(a)
	Corporation	Division	Proforma
	and Subsidiaries	Acquired	Adjustments	Combined

Revenues:
Products	15,215	100	—	15,315
Services	7,125	—	—	7,125

Total revenues	22,340	100	—	22,440

Cost of revenues:
Products	4,449	50	—	4,499
Services	2,020	—	—	2,020

Total cost of revenues	6,469	50	—	6,519

Gross profit	15,871	50	—	15,921
Operating expenses:
Research and development	4,705	6,689	—	11,394
Selling, general and administrative	12,007	2,737	723	15,467

Total operating expenses	16,712	9,426	723	26,861

Operating income (loss)	(841)	(9,376)	(723)	(10,940)

Other income/(expense):
Interest income/(expense), net	58	—	—	58
Gain/(loss) on sale of assets	(18)	—	—	(18)
Other income/(expense):	193	—	—	193

Total other income/(expense)	233	—	—	233
Net loss	(608)	(9,376)	(723)	(10,707)

Basic and diluted loss per common share	$(0.03)			$(0.57)
Weighted average number of common shares outstanding	18,779			18,886

Cyberguard Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended December 31, 2002 and December 31, 2001
(Amounts in thousands, except per share data)
(Unaudited)

	Six months ended December 31, 2002

	Cyberguard	NetOctave, Inc.	(a)
	Corporation	Division	Proforma
	and Subsidiaries	Acquired	Adjustments	Combined

Revenues:
Products	10,668	290	—	10,958
Services	4,665	—	—	4,665

Total revenues	15,333	290	—	15,623

Cost of revenues:
Products	2,622	141	—	2,763
Services	1,273	—	—	1,273

Total cost of revenues	3,895	141	—	4,036

Gross profit	11,438	149	—	11,587
Operating expenses:
Research and development	2,254	1,099	—	3,353
Selling, general and administrative	6,865	2,556	361	9,782

Total operating expenses	9,119	3,655	361	13,135

Operating income (loss)	2,319	(3,506)	(361)	(1,548)

Other income/(expense):
Interest income/(expense), net	54	—	—	54
Gain/(loss) on sale of assets	(33)	—	—	(33)
Other income/(expense):	100	—	—	100

Total other income/(expense)	121	—	—	121
Net income(loss)	2,440	(3,506)	(361)	(1,427)

Basic earnings (loss) per common share	$0.13			$(0.07)
Weighted average number of common shares outstanding	19,328			19,435
Diluted earnings (loss) per common share	$0.10			$(0.07)
Diluted common shares outstanding	23,479			19,435

	Six Months ended December 31, 2001

	Cyberguard	NetOctave, Inc.	(a)
	Corporation	Division	Proforma
	and Subsidiaries	Acquired	Adjustments	Combined

Revenues:
Products	6,969	—	—	6,969
Services	3,359	—	—	3,359

Total revenues	10,328	—	—	10,328

Cost of revenues:
Products	1,866	—	—	1,866
Services	944	—	—	944

Total cost of revenues	2,810	—	—	2,810

Gross profit	7,518	—	—	7,518
Operating expenses:
Research and development	2,359	3,991	—	6,350
Selling, general and administrative	5,955	1,681	361	7,997

Total operating expenses	8,314	5,672	361	14,347

Operating income (loss)	(796)	(5,672)	(361)	(6,829)

Other income/(expense):
Interest income/(expense), net	27	—	—	27
Gain/(loss) on sale of assets	(17)	—	—	(17)
Other income/(expense):	(12)	—	—	(12)

Total other income/(expense)	(2)	—	—	(2)
Net income(loss)	(798)	(5,672)	(361)	(6,831)

Basic earnings (loss) per common share	$(0.04)			$(0.36)
Weighted average number of common shares outstanding	18,610			18,717
Diluted earnings (loss) per common share	$(0.04)			$(0.36)
Diluted common shares outstanding	18,610			18,717

Cyberguard Corporation and Subsidiaries
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
(Amounts in thousands)

     1.     Basis of Pro Forma Presentation

The unaudited pro forma combined condensed financial statements give effect to the acquisition of certain assets of NetOctave, Inc. (“NetOctave”) by Cyberguard using the purchase method of accounting. The unaudited proforma combined condensed financial statements have been prepared on the basis of assumptions relating to the allocation of the purchase price to the fair value of the assets acquired, including identifiable assets. The allocation was based on management’s estimates which include an independent third party valuation. The certain assets acquired represented one division of NetOctave. NetOctave’s overall business included three divisions. See Note 4 for information on the portion of NetOctave’s business that was acquired by Cyberguard.

Below are tables of the acquisition costs and purchase price allocation for the acquisition of certain assets of NetOctave:

Cash	$300
Contingent payment	450
Fair value of Cyberguard common stock issued	750
Direct acquisition costs	68

Total purchase price	$1,568

Accounts receivable	$43
Other receivables	30
Inventories, net	129
Property and equipment, net	282
Intangible assets	1,084

Total acquisition cost	$1,568

     2.     Pro Forma Adjustments – Balance Sheet

(a)	Reflects the acquired assets of NetOctave, Inc. As this was only an acquisition of certain assets, no liabilities or equity amounts are shown.
(b)	Reflects the components of the purchase consideration and related transaction costs which consist of Cyberguard common stock with a market value of $750, a cash payment of $300, a contingent payment of $450 and direct acquisition costs of $68. The stock consideration was determined based upon the market value of the Company’s shares.

3.	Pro Forma Adjustments – Statement of Operations

(a) Represents the amortization of acquired identifiable intangible assets of NetOctave based upon the estimated useful life of 18 months.

4.	Reconciliation of NetOctave Amounts On Pro Forma Financial Statements and NetOctave’s Financial Statements

The certain assets acquired by Cyberguard represented one division of NetOctave. NetOctave’s overall business included three divisions. The following tables provide an analysis of the financial results of the NetOctave division purchased by Cyberguard and the NetOctave divisions not purchased by Cyberguard:

Reconciliation of NetOctave, Inc. Statement of Operations for the twelve months ended June 30, 2002
(Amounts in thousands)
(Unaudited)

	NetOctave, Inc. Division	NetOctave, Inc. Divisions
	Acquired	Not Acquired	Total
	By Cyberguard	By Cyberguard	NetOctave, Inc.

Revenues	$100	$—	$100
Gross Profit	50	—	50
Operating loss	(9,376)	(3,720)	(13,096)
Interest Income	—	123	123
Net Loss	(9,376)	(3,597)	(12,973)

Reconciliation of the NetOctave, Inc. Statement of Operations for the six months ended December 31, 2002 and 2001
(Amounts in thousands)
(Unaudited)

	Six months ended December 31, 2002

	NetOctave, Inc. Division	NetOctave, Inc. Divisions
	Acquired	Not Acquired	Total
	By Cyberguard	By Cyberguard	NetOctave

Revenues	$290	$—	$290
Gross Profit	149	—	149
Operating Loss	(3,506)	(3,708)	(7,214)
Interest Income	—	7	7
Gain on Sale of Assets	—	1,751	1,751
Net Loss	(3,506)	(1,950)	(5,456)

	Six months ended December 31, 2001

	NetOctave, Inc. Division	NetOctave, Inc. Divisions
	Acquired	Not Acquired	Total
	By Cyberguard	By Cyberguard	NetOctave

Revenues	$—	$—	$—
Gross Profit	—	—	—
Operating Loss	(5,672)	(1,097)	(6,769)
Interest Income	—	89	89
Gain on Sale of Assets
Net Loss	(5,672)	(1,008)	(6,680)